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                                                                    EXHIBIT 99.1

CONTACT:   John Swenson
           Vice President, Investor Relations
           & Corporate Communications
           Asyst Technologies, Inc.
           (510) 661-5000

FOR IMMEDIATE RELEASE

           GEOFF RIBAR, CHIEF FINANCIAL OFFICER OF ASYST TECHNOLOGIES,
                       LEAVING TO PURSUE OTHER INTERESTS

FREMONT, Calif., Sept. 16, 2003 - Asyst Technologies, Inc. (Nasdaq NM: ASYT) today announced that Geoffrey Ribar, senior vice president and chief financial officer, is leaving the company to pursue other personal and business interests. The company has begun a search for a new chief financial officer and Mr. Ribar will remain with the company to support an orderly transition.

      "Geoff has been instrumental in helping to transform Asyst into a leaner and more focused organization that is now positioned for profitability within the next few quarters," said Steve Schwartz, chairman and CEO of Asyst. "He now is seeking a well-deserved rest as well as new challenges. He leaves us well prepared for our future opportunities and has agreed to stay on during our search for a new CFO. We are grateful for Geoff's many contributions and wish him well in the next chapter of his career."

ABOUT ASYST

Asyst Technologies, Inc. is a leading provider of integrated automation systems for the semiconductor and flat panel display manufacturing industries. The company's solutions enable semiconductor and FPD manufacturers to increase their manufacturing productivity and protect their investment in materials throughout the manufacturing process. Encompassing isolation systems, work-in-process materials management, substrate-handling robotics, automated transport and loading systems, and connectivity automation software, Asyst's modular, interoperable solutions allow chipmakers, FPD manufacturers and original equipment manufacturers, or OEMs, to select and employ the value-assured, hands-off manufacturing capabilities that best suit their needs. Asyst's homepage is http://www.asyst.com.

"SAFE HARBOR" STATEMENT

Except for statements of historical fact, the statements in this press release are forward-looking. Such statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the statements made. These factors include, but are not limited to, the company's ability to hire a new chief financial officer, the ability to achieve changes in its organizational structure and performance and profitability in a predictable timeframe, and other factors more fully detailed in the Company's annual report on Form 10-K for the year ended March 31, 2003 and other reports filed with the Securities and Exchange Commission.